UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

GLOBAL PAYMENT TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25148	11-2974651
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

170 Wilbur Place, Bohemia, New York 11716

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 563-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Global Payment Technologies, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2008 (the “January 22 Form 8-K”) that the Company had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Exfair Pty Ltd, an Australian company (“Exfair”) and Global Payment Technologies Australia Pty. Ltd., an Australian company (“GP Australia”). The first closing of the transactions contemplated thereunder occurred on January 15, 2008 and the second closing occurred on February 5, 2008.

At the second closing, the Company issued (i) a Convertible Note (the “Convertible Note”) in the principal amount of $400,000 to Exfair, which note is convertible into two million shares of Series A Convertible Preferred Stock, par value US$0.01 per share, of the Company subject to shareholder authorization of such preferred stock and (ii) a four-year Common Stock Purchase Warrant to purchase 5,784,849 shares of Common Stock of the Company at an exercise price of $0.28 per share.

Effective as of the consummation of the second closing, all Company directors except Richard Gerzof resigned and Andrew Soussa was appointed a Director. Three additional directors were also appointed to take office upon compliance by the Company with Rule 14f-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company entered into an Employment Agreement with Mr. Soussa, pursuant to which he has been employed as the Company’s Chief Executive Officer. William McMahon resigned as a director of the Company and as its Chief Executive Officer, but will remain at the Company as its President and Chief Financial Officer and has also entered into an employment agreement with the Company.

Reference is made to the January 22 Form 8-K for a summary of the terms of the foregoing transaction documents, which is incorporated herein by reference. In addition, the foregoing summary is qualified in its entirety by the text of such instruments and documents attached as Exhibits 10.1 through 10.12 to the January 22 Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities

None of the securities issued or to be issued pursuant to the Purchase Agreement (including the Convertible Note and Warrant, Preferred Stock and any underlying shares of Common Stock of the Company with respect thereto) have been or will be registered under the Securities Act of 1933, as amended (except as set forth in the Registration Rights Agreement), and may not be offered or sold in the United States absent a registration statement or an applicable exemption from registration requirements. The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D of the Securities Act.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2008

GLOBAL PAYMENT TECHNOLOGIES, INC.

By: /s/ William L. McMahon Name: William L. McMahon Title: President and Chief Financial Officer